UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

Social Life Network, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-55961	46-0495298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3465 S Gaylord Ct, Suite A509, Englewood, Colorado	80113
(Address of principal executive offices)	(Zip Code)

(855) 933-3277

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Social Life Network, Inc. is referred to herein as “we”, “us”, or “our”.

ITEM 8.01. OTHER EVENTS

On May 4, 2021, we announced in a Form 8-K that we would be conducting a series of shareholder update Podcasts throughout May 2021. These Podcasts had been postponed and we announced that we would be rescheduling them at a later date.

The new podcast schedule for the remainder of May 2021 is as follows:

May 26th (Wednesday @ 5PM Pacific / 8PM Eastern) - Social Life Network, Inc. will provide a pre-recorded podcast available on the company website discussing the March 31st, 2021 10-Q filing and amended 10-K/A filing. Management will provide an update on the proposed up listing from the OTC Pink to the OTCQB; provide legal and operational updates, and review the 10-Q filing with shareholders. @ https://SocialNetwork.ai/podcast

May 28th (Friday @ 2:00PM Pacific / 5:00PM Eastern) - LikeRE.com, Inc. update @ https://SocialNetwork.ai/podcast

May 28th (Friday @ 2:30PM Pacific / 5:30PM Eastern) - MjLink.com, Inc. update @ https://SocialNetwork.ai/podcast

The June 2021 podcast schedule will be announced in an 8-K filing on June 1st, 2021, that will include podcast topics for the Hunting, Fishing, Camping, RV/Travel, Space, Motor Sports, Racket Sports, Soccer, Golf, and Cycling industries.

ITEM 8.01. OTHER EVENTS

On May 24, 2021, we issued a press release regarding our intention to file our Form 10-Q for the quarter ending March 31, 2021 by the end of this week, March 28th, 2021. We have completed the filing two days earlier than expected, which press release is filed herein as Exhibit 99.1.

ITEM 9.01. EXHIBITS

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2021

Social Life Network, Inc.

By:	/s/ Ken Tapp
Ken Tapp,
Chief Executive Officer